Exhibit 5.1

Quattlebaum, Grooms & Tull

A PROFESSIONAL LIMITED LIABILITY COMPANY

111 Center Street

Suite 1900

Little Rock, Arkansas 72201

Timothy W. Grooms	Direct Dial
tgrooms@qgtlaw.com	501-379-1713
Licensed in Arkansas and New York

Licensed in Arkansas and New York

March 31, 2021

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Ladies and Gentlemen:

Quattlebaum, Grooms & Tull PLLC is, at the request of George Makris III, Executive Vice President, General Counsel and Secretary of Simmons First National Corporation, an Arkansas corporation (the “Company”), acting as special counsel in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of an unlimited number or dollar or foreign currency amount of: (i) shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) debt securities, which may be either senior or subordinated and may be issued in one or more series (the “Debt Securities”), such subordinated debt securities to be issued under a Subordinated Indenture, dated as of March 26, 2018 (the “Subordinated Indenture”), between the Company and Wilmington Trust, National Association, as trustee; (iv) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vi) purchase contracts, pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock or Preferred Stock or a specified number of Debt Securities at a future date (the “Purchase Contracts”); (vii) purchase units, consisting of Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock, Preferred Stock or Debt Securities under the Purchase Contract (the “Purchase Units”); (viii) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”) and (ix) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units or Subscription Rights (the “Units” and, collectively with the Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Subscription Rights, the “Covered Securities”), pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

The Covered Securities, together with the Common Stock and the Preferred Stock, are collectively referred to herein as the “Securities.”

In connection with our engagement we examined the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and By-Laws, as amended (the “By-Laws”), each as amended as of the date hereof, the Registration Statement and the corporate proceedings taken by the Company relating to the filing of the Registration Statement and the transactions contemplated thereby. We also examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records, instruments and other relevant materials deemed advisable and examined statutes and decisions and reviewed such questions of law as we considered necessary or appropriate. As to facts material to this letter, we relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed to be responsible, without any independent verification thereof.

Simmons First National Corporation

March 31, 2021

Page: 2

In our examination, we assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to me as originals; (d) the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments we reviewed.

Based on the foregoing, and subject to assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.       The Company is duly organized and validly existing as an Arkansas corporation and possesses the requisite corporate power and authority to execute, deliver and perform its obligations under the Covered Securities.

2.       With respect to any offering of Common Stock, including Common Stock issuable upon the exercise, exchange or conversion of Preferred Stock or the Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Common Stock has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Company has taken all corporate action necessary to authorize and approve the issuance of the Common Stock; (iii) any legally required consents, approvals or authorizations have been obtained; (iv) unless issued without certificates, certificates representing the Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto; (v) the Common Stock has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) in the case of Common Stock issuable upon conversion of Preferred Stock or Covered Securities, the actions in respect of such Preferred Stock referred to in paragraph 3 or Covered Securities referred to in paragraph 4 hereof have been completed, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and nonassessable.

3.       With respect to any offering of any series of Preferred Stock, including any Preferred Stock issuable upon the exercise, exchange or conversion of the Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Company has taken all corporate action necessary to authorize the issuance of the Preferred Stock; (iii) the Articles of Amendment to the Articles establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Arkansas Secretary of State, all in accordance with the laws of the State of Arkansas; (iv) any legally required consents, approvals or authorizations have been are obtained; (v) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto; (vi) the Preferred Stock with terms so fixed has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vii) in the case of Preferred Stock issuable upon conversion, exercise or exchange of Covered Securities, the actions in respect of such Covered Securities referred to in paragraph 4 hereof have been completed, then, upon the happening of such events, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.       With respect to any offering of Covered Securities, if the Covered Securities are convertible, exercisable or exchangeable into Common Stock or Preferred Stock, or if Common Stock or Preferred Stock may be acquired upon exercise, conversion or exchange upon fulfillment of the terms of the Covered Securities, when (i) a prospectus supplement and any other offering material with respect to the Covered Securities has been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Company has taken all corporate action necessary to authorize the issuance of such Covered Securities; (iii) the Articles of Amendment to the Articles establishing the designations, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Arkansas Secretary of State, all in accordance with the laws of the State of Arkansas; (iv) any legally required consents, approvals or authorizations have been obtained; (v) the Covered Securities have been presented for conversion, exercise or exchange in accordance with the terms thereof; and (vi) unless issued without certificates, certificates representing such Common Stock or Preferred Stock, as applicable, have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such conversion, exercise or exchange to the persons entitled thereto, in accordance with the terms of such Covered Securities, then, upon the happening of such events, the Common Stock or Preferred Stock issuable upon conversion, exercise or exchange of the Covered Securities will be validly issued, fully paid and non-assessable.

Simmons First National Corporation

March 31, 2021

Page: 3

5.            The Subordinated Indenture has been duly authorized, executed and delivered by the Company.

For the purposes of this letter, we assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock, Preferred Stock or Covered Securities: (i) the Company remains validly existing as a corporation under Arkansas law; (ii) all Covered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent such assumption states, directly or in practical effect, the legal conclusion expressed in paragraph 4 of this opinion letter; (iii) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) all actions necessary for the issuance of any Common Stock or Preferred Stock and the form and terms thereof will not (a) contravene the Articles or By-Laws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (v) the authorization of any Common Stock or Preferred Stock by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (vi) the Articles and the By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of Common Stock or Preferred Stock, as the case may be, authorized under the Articles (as then in effect) and not otherwise reserved for issuance; and (vii) the certificates, if any, evidencing the Common Stock or the Preferred Stock will be in a form approved for issuance by the Company, which complies with the Arkansas Business Corporation Act of 1987.

In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Arkansas.

I am furnishing this letter to you in connection with the filing of the Registration Statement. This letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof and we do not undertake any obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason. Liability of this firm is limited to the fullest extent provided in Ark. Code Ann. §§16-22-310 and 16-114-303.

We consent to the filing of this letter as an exhibit to the Registration Statement and the reference to our name under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement, and in any supplement thereto or amendments thereof. In giving such consent, we do not agree or admit we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

QUATTLEBAUM, GROOMS & TULL PLLC

/s/ Timothy W. Grooms
Timothy W. Grooms